Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-194257) pertaining to the Liquidity Services, Inc. 401(k) Profit Sharing Plan & Trust of our report dated June 27, 2014, with respect to the financial statements and schedule of the Liquidity Services, Inc. 401(k) Profit Sharing Plan & Trust included in this Annual Report (Form 11-K) for the year ended December 31, 2013.

/s/ Ernst & Young LLP

McLean, Virginia

June 27, 2014